Exhibit 99.1

FOR IMMEDIATE RELEASE

November 21, 2007

ELDORADO ARTESIAN SPRINGS, INC. ANNOUNCES AGREEMENT FOR ADDITIONAL WATER RIGHTS FOR PRODUCT LINE EXPANSION

Louisville, Colorado, November 21, 2007 – Eldorado Artesian Springs, Inc. (OTCBB: ELDO) announced today that the company has successfully completed an agreement with the City of Louisville, Colorado. The agreement allows the company to utilize up to 75 acre feet (24,438,000 gallons) of water per year by adding a Purified Water product to the current product line of natural spring water.

The agreement culminated six years of negotiations. Doug Larson, Chief Executive Officer, had this to say about the agreement, “We are pleased that the City of Louisville was finally in position to accommodate our requirements. We plan to use the municipal source water for manufacturing a Purified Water Product line. Initially the Purified Products will be used to fill demand from customers with the need for that type of product and for customers planning to label the Purified Water under their own name. Eventually, we plan to offer the Purified line of products in addition to our flagship brand of Eldorado Natural Spring Water products. The bottled water market is approximately 50% Purified water and 50% Spring water so this agreement enables us to compete in both segments of the market.”

Mr. Larson continued, “During the past thirteen months we have significantly enhanced our water resources position. We have leased 150 acre feet of non-tributary water to use as replacement water for our spring water withdrawals. We have purchased approximately 20 acre feet of direct flow and storage rights useable at the spring source. And now, we have 75 acre feet provided by the City of Louisville. Because of Colorado’s arid climate and drought prone history, we will continue to add to our water rights portfolio as availability of water and economic conditions allow.”

About Eldorado Artesian Springs, Inc.: Eldorado Artesian Springs, Inc. engages in the bottling, marketing, and distribution of natural spring water beverages in the Rocky Mountain region of the U.S. The Company sells five-gallon and three gallon bottles of water directly to homes and businesses, national retail grocery chains, and regional distributors located throughout Colorado. The Company also sells its water, in smaller more convenient size packaging, at wholesale to retail food stores for retail distribution. The source of the natural spring water is located on property owned by the Company in Eldorado Springs, Colorado. More information about Eldorado can be found at http://www.eldoradosprings.com.

For more information contact:
Doug Larson
Chief Executive Officer
Eldorado Artesian Springs, Inc.
PO Box 445
Eldorado Springs, CO 80025
doug@eldoradosprings.com

SAFE HARBOR STATEMENT

Some portions of this press release, particularly those describing Eldorado’s goals and strategies, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Eldorado is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of Eldorado, its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Eldorado that it will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see our most recent reports on Form 10-KSB and Form 10-QSB, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Eldorado undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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